As filed with the Securities and Exchange Commission on January 2, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

FIRST POTOMAC REALTY TRUST (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	37-1470730 (I.R.S. employer identification no.)

7200 Wisconsin Avenue, Suite 310 Bethesda, Maryland 20814 (Address of principal executive offices) (Zip code)

First Potomac Realty Trust 2003 Equity Compensation Plan (Full title of the plan)

Douglas J. Donatelli
President and Chief Executive Officer
First Potomac Realty Trust
7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814
(301) 986-9200
(Name, address and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to be	maximum offering	aggregate	Amount of
to be registered	Registered	price per share	offering price	registration fee

Common Shares of Beneficial Interest, par value $.001 per share	903,800 (1)	(2)	$14,920,896 (2)	$1,208

(1)    In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional common shares of beneficial interest that may be issued pursuant to the anti-dilution adjustment provision of the above-named plan.

(2)    Estimated for purposes of computing the registration fee only. Pursuant to Rule 457(h), the proposed maximum offering price is based upon (i) in the case of 505,000 common shares of beneficial interest issuable upon the exercise of outstanding options issued in connection with the Registrant’s initial public offering, the price at which these options may be exercised ($15.00) and (ii) in the case of all other common shares of beneficial interest issuable under the above-mentioned equity incentive plan, the average of the high and low prices of the Registrant’s common shares of beneficial interest on December 30, 2003 as reported on the New York Stock Exchange ($18.42).

TABLE OF CONTENTS

PART I
Item I. Plan Information.
Item 2. Registrant Information and Employee Plan Annual Information.
PART II
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.2

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

Not required to be filed with this Registration Statement.*

Item 2.     Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.*

*     The documents containing information specified in this Part I are being separately provided to the participants covered by the First Potomac Realty Trust 2003 Equity Compensation Plan, as specified by Rule 428(b)(1).

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The Registrant hereby incorporates the following documents in this Registration Statement by reference:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, as filed with the Commission on October 24, 2003, which prospectus forms a part of the Registrant’s Registration Statement on Form S-11 (333-107172);

(b)	The Registrant’s report on Form 10-Q for the fiscal quarter ended September 30, 2003;

(c)	The Registrant’s reports on Form 8-K dated October 24, 2003, October 30, 2003, November 20, 2003 and December 3, 2003; and

(d)	The description of the Registrant’s common shares of beneficial interest, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 10, 2003, to register the Registrant’s common shares of beneficial interest under the Securities Exchange Act of 1934, as amended.

     In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     Not applicable.

Item 6.     Indemnification of Directors and Officers.

     The Registrant’s amended and restated declaration of trust limits the liability of its trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

      •   a final judgment based upon a finding of active and deliberate dishonesty by the trustee or officer that was material to the cause of action adjudicated.

     The Registrant’s amended and restated declaration of trust authorizes it, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of its present or former shareholders, employees, agents, trustees or officers or any individual who, while a shareholder, employee, agent, trustee or officer and at its request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. The Registrant’s amended and restated bylaws require it, to the maximum extent permitted by Maryland law, to indemnify each present or former shareholder, trustee or officer who is made a party to a proceeding by reason of his or her service to it.

     Maryland law permits the Registrant to indemnify its present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty; or

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

     However, Maryland law prohibits the Registrant from indemnifying its present and former trustees and officers for an adverse judgment in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. The Registrant’s amended and restated bylaws and Maryland law require it, as a condition to advancing expenses in certain circumstances, to obtain:

      •    a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

     •     a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

4.1	Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-11 (No. 333-107172)).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-107172)).

4.3	First Potomac Realty Trust 2003 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.15 to Registrant’s Registration Statement on Form S-11 (No. 333-107172)).

5.1	Opinion of Saul Ewing LLP, with respect to the legality of the common shares being issued.

23.1	Consent of Saul Ewing LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

         (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 19th day of December, 2003.

FIRST POTOMAC REALTY TRUST
By:	/s/ Douglas J. Donatelli Douglas J. Donatelli President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas J. Donatelli and Barry H. Bass, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis T. Donatelli Louis T. Donatelli	Chairman of the Board of Trustees	December 19, 2003
/s/ Douglas J. Donatelli Douglas J. Donatelli	President, Chief Executive Officer and Trustee (Principal Executive Officer)	December 19, 2003
/s/ Barry H. Bass Barry H. Bass	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2003
/s/ Richard B. Chess Richard B. Chess	Trustee	December 19, 2003

/s/ Robert H. Arnold Robert H. Arnold	Trustee	December 19, 2003
/s/ J. Roderick Heller J. Roderick Heller	Trustee	December 19, 2003
/s/ R. Michael McCullough R. Michael McCullough	Trustee	December 19, 2003
/s/ Terry L. Stevens Terry L. Stevens	Trustee	December 19, 2003

EXHIBIT INDEX

4.1	Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-11 (No. 333-107172)).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-107172)).

4.3	First Potomac Realty Trust 2003 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.15 to Registrant’s Registration Statement on Form S-11 (No. 333-107172)).

5.1	Opinion of Saul Ewing LLP, with respect to the legality of the common shares being issued.

23.1	Consent of Saul Ewing LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.